                                                                    EXHIBIT 10.3


                  SERIES E PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of 26 April, 1996 by and between RiboGene, Inc., a California corporation (the "COMPANY"), and Abbott Laboratories, an Illinois Corporation (the "Purchaser").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.      Purchase and Sale of Preferred Stock.

                1.1 Authorization. The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Amendment to Articles of Incorporation in the form attached hereto as Exhibit A (such amendment and the Company's existing Articles of Incorporation, as amended, are herein referred to jointly as the "Restated Articles").

                1.2 Sale and Issuance of Series E Preferred Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser at the Closing 1,555,556 shares of the Company's Series E Preferred Stock at a purchase price of $2.25 per share. The shares of Series E Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."

        2.      Closing and Delivery.

                2.1 Closing Date. The closing of the purchase and sale of the Stock (the "Closing") shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 1:00 p.m., on May 1, 1996, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

                2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the Stock to be purchased in the Closing by the Purchaser. Such delivery shall be against payment of the purchase price therefor, by check payable to the Company, by wire transfer to the Company's bank account, or against cancellation of indebtedness.


        3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder.

                3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business






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and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        3.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                (i) Preferred Stock. 12,558,491 shares of Preferred Stock, of which (A) 138,269 shares have been designated Series A Preferred Stock, 138,268 of which are issued and outstanding, (B) 800,000 shares have been designated Series B Preferred Stock, 580,061 of which are issued and outstanding, (C) 2,950,000 shares have been designated Series C Preferred Stock, 2,805,519 of which are issued and outstanding, (D) 270,222 shares have been designated Series D Preferred Stock, all of which are issued and outstanding, and (E) 8,400,000 shares have been designated Series E Preferred Stock, 5,647,814 of which are issued and outstanding. The rights, privileges and preferences of the Series A, Series B, Series C, Series D and Series E Preferred Stock (collectively, the "Preferred") are as stated in the Company's Articles of Incorporation, as amended.

                (ii) Common Stock. 25,000,000 shares of Common Stock, of which 743,232 shares are issued and outstanding.

                (iii) Except for (a) the conversion privileges of the Preferred, (b) the warrants to purchase up to 21,546 shares of Series B Preferred Stock, 15,000 shares of Series C Preferred Stock, and 17,777 shares of Series E Preferred Stock each issued to Dominion Ventures, Inc. (and the conversion privileges of the Preferred Stock issuable upon exercise thereof),
(c) the warrants to purchase up to an aggregate of 1,313,000 shares of Common Stock issued to Hyline Laboratories, Inc. and another entity formerly related thereto, (d) warrants for the purchase of up to 33,333 shares of Series E Preferred Stock issued to Silicon Valley Bank, (e) warrants for the purchase of up to 52,850 shares of Common Stock issued to SBC Capital Markets and an individual affiliated therewith, and (f) the outstanding options issued under the Company's equity incentive plan(s) described below, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company has from time to time reserved up to an aggregate of 2,735,000 shares of Common Stock for issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants pursuant to the Company's 1993 Stock Plan, of which
(a) 448,292 shares are currently outstanding pursuant to stock purchases or stock option exercises, (b) 1,910,691 shares are currently subject to outstanding stock options or committed for issuance pursuant to pending stock option grants, and (c) 375,817 shares are reserved for future stock option or purchase grants. The Company has also reserved 4,000 shares of Common Stock for issuance upon the exercise of a single outstanding stock option pursuant to the Company's 1990 Stock Option Plan.

        3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

        3.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the



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Agreement, the Ninth Amended and Restated Rights Agreement in substantially the form attached hereto at Exhibit C (the "Rights Agreement"), and the issuance of the Stock and the Common Stock issuable upon conversion thereof (collectively, the "Securities"), the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing, and the Agreement, the Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

               3.5   Valid Issuance of Securities.

                     (a) The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully-paid and nonassessable. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 3.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Preferred has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws.

                     (b) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully-paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

               3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, except for the federal and state securities law filings to be made by the Company as set forth on the Schedule of Exceptions attached hereto as Exhibit B.

               3.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Agreement, or the right of the Company to enter into the Agreement, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or degree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.





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          3.8  Employee Agreement. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use its best efforts to prevent any such violation and to maintain and enforce such agreement with its employees.

          3.9 Patents and Trademarks. As of the Closing, the Company has or will have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          3.10 Compliance with Other Instruments.

               (a) The Company is not in violation or default of any provisions of its Articles of Incorporation, as amended, or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.



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      3.11  Agreements:  Action

            (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

            (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, including guarantees for such amounts, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation, as amended, or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

      3.12 Disclosure. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to acquire the Stock and Warrants and all information which the Company believes is reasonably necessary to enable the Purchaser to make such decision, including the latest draft of the Company's Business Plan (the "Business Plan"). No representation or warranty of the Company contained in the Agreement and the Exhibits attached hereto, any certificate furnished or to be furnished to the Purchaser at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such financial projections.



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          3.13    Rights of Registration and First Offer. Except as contemplated on the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          3.14 Corporate Documents. The Articles of Incorporation, as amended, and Bylaws of the Company are in the form provided to special counsel for the Purchaser.

          3.15 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens,loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          3.16 Financial Statements. The Company has delivered to the Purchaser or counsel to the Purchaser its unaudited financial statements (balance sheet and profit and loss statement) as at December 31, 1995 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, which are neither individually nor in the aggregate material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1995, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          3.18 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions.

          3.19 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          3.20 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contracts, commitments or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

        4. Representations and Warranties of the Purchaser. The Purchaser hereby severally and not jointly represents and warrants to the Company that:

                4.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                4.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement.

                4.3 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

                4.4 Investment Experience. The Purchaser is acquiring the Securities for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

                4.5 Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are


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
being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser severally and not jointly further agrees not to make any disposition of all or any portion of the Securities unless and until:

                (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, in the event that such transfer is not made pursuant to a registration statement under the Securities Act, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a shareholder or partner of the Purchaser, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

        4.7 Legends. It is understood that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

        4.8  U.S. Persons. The Purchaser is a United States person.

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
        5.      California Commissioner of Corporations.

                5.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

        6. Conditions of Purchaser Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

                6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                6.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                6.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

                6.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Stock to the Purchaser pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                6.6 Opinion of Company Counsel. The Purchaser shall have received from Venture Law Group, A Professional Corporation, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit D.

                6.7 Board of Directors. The Board of Directors of the Company as of the Closing Date shall be comprised of Alexander Barkas, Charles Casamento, Charles Hartman, Jon Saxe, Jesse Treu and Petri Vainio.

                6.8 Rights Agreement. The Company, the Purchaser and sufficient other shareholders of the Company shall have executed and delivered the Rights Agreement.

        7. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

                7.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                7.2 California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Purchaser of the Stock or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                7.3 Rights Agreement. The Company, the Purchaser and sufficient other shareholders of the Company shall have executed and delivered the Rights Agreement.

        8.      Covenants of the Company.

                8.1 Delivery of Financial Statements. The Company shall deliver to the Purchaser so long as it holds (i) shares of Stock with respect to the information provided for in subsection (a) and (ii) not less than 100,000 shares of Stock with respect to the information provided for in subsections (b)-(e) (adjusted for subsequent stock splits, stock dividends or recapitalization):

                        (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement and schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter in reasonable detail;

                        (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;




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
                        (d)     as soon as practicable, but in any event thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                        (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Purchaser or any assignee of the Purchaser may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary.

                8.2 Inspection. The Company shall permit the Purchaser, at the Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                8.3 Board Meetings; Expenses. The Company shall reimburse the reasonable coach-class airfare and other travel and lodging expenses incurred by its nonemployee directors in attending any duly held regular or special meeting of the Board of Directors.

                8.4 Termination of Covenants. The covenants set forth in Sections 8.1, 8.2 and 8.3 shall terminate as to the Purchaser and be of no further force or effect immediately upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

        9.      Additional Investment.

                9.1 Purchase Events and Terms. The Purchaser covenants that it will contribute an additional $4,000,000 in funding to the Company or its successor in the form of an additional equity investment in connection with the earliest to occur of following events and on the terms stated herein:

                        (a) Initial Public Offering. In the event that, within three years from the date of this Agreement, the Company consummates a sale of capital stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) with an aggregate Price to Public of not less than $20,000,000 (inclusive of the Purchaser's participation therein) (the "INITIAL PUBLIC OFFERING"), the Purchaser will purchase for cash from the underwriters shares of the Company's capital stock at the Price to Public stated on the front cover of the final prospectus distributed in connection with such offering. The number of securities to be purchased shall be equal to $4,000,000 divided by the Price to Public, rounded to the nearest whole share. The Purchaser's obligations under this subsection (a) shall be conditioned upon the Company delivering to the Purchaser written notice of the Initial Public Offering at least twenty days prior to the consummation thereof.

                     (b)  Business Combination Transaction

                          (i)  In the event that, within three years from the
date of this Agreement, the Company consummates a Business Combination Transaction (as defined below) in which the surviving entity is subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the surviving entity shall have the right, upon twenty (20) days prior written notice (the "Notice"), to require the Purchaser to purchase for cash securities of the surviving entity of the class that is publicly traded. The number of securities to be purchased shall be equal to $4,000,000 divided by the average closing price (or price of the last trade if no closing price is available)for the ten trading days ending at the close of business on the date two days prior to the date of the closing of the Purchaser's purchase of the securities under this subsection, as reported on the exchange or system on which the surviving entity's securities are traded, rounded to the nearest whole share. The Purchaser's obligations under this paragraph shall terminate in the event that the surviving entity shall not have given the Notice to the Purchaser within sixty days after the consummation of the Business Combination of Transaction.

                         (ii)  For purposes of this Section 9(b), a "Business
Combination Transaction" shall mean a merger, sale of all or substantially all of the Company's assets (including the assets associated with the activities being conducted pursuant to the Research Agreement between the Purchaser at the Company of even date herewith), or similar business combination transaction.

                       (iii) The Purchaser's obligations under Section 9.1(b)(i) above shall be further conditioned upon the securities to be purchased under such section by the Purchaser (the "Purchased Securities") being either
(A) registered under Section 6 of the Securities Act, or (B) entitled to the registration rights described in the ensuing paragraphs of this subsection
(b)(iii).

                               (1)  In the event that the Purchased Securities
are not registered when purchased or shortly thereafter, the Purchaser shall be granted the right to demand, in writing, on two occasions, that the surviving entity register certain of such shares for resale pursuant to the provisions of the Securities Act. The first of such demands may be made at any time after the date six months after the acquisition of the Purchased Securities and may cover not more than 50% of the Purchased Securities; provided however, that if the Purchased Securities represent 1% or less of the outstanding capital stock of the issuer, such first demand registration may cover all of the Purchased Securities. The second of such demands may be made at any time after the date twelve months after the acquisition of the Purchased Securities and may cover up to all of the Purchased Securities then held by the Purchaser; provided that the second demand may not be made less than six months after the first demand is made.

                               (2)  Unless otherwise consented to by the
surviving entity, each registration must cover securities generating net proceeds to the Purchaser of at least $500,000 (net of underwriting discounts and commissions). Pursuant to each such demand, the surviving entity will agree to file a registration statement on Form S-3 (or a successor form), if available, on or Form S-1 covering the Purchased Securities to be sold and will hold such registration statement open for a thirty (30) day period in which the Purchaser may sell the registered securities.

                  (3) The terms set forth in the Rights Agreement in Sections 3.2(d) (regarding postponement for business reasons), Section 3.6 (regarding expenses of demand registrations), 3.10 (regarding indemnification), and 3.11 (regarding reports under the Exchange Act) shall be applicable to the registration rights discussed in this paragraph and such registration rights would terminate at the earlier of the date three years from the acquisition of the Purchased Securities or such time and for so long as the Purchaser could sell all of its Purchased Securities in any one three-month period.

            9.2 Stock Purchase Agreement. The Purchaser understands and agrees that this additional equity investment, and the sale and purchase of securities in connection therewith, other than a purchase of securities in the Initial Public Offering, will require the Purchaser's execution of a Stock Purchase Agreement, which shall in form be substantially similar to this document.

      10.   Miscellaneous.

            10.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

            10.2 Transfer, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            10.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in the United States of America as applied to agreements among California resident entered into and to be performed entirely within California.

            10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        10.6    Notices.

                (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties as follows: if to the Purchaser, to Abbott Laboratories, 100 Abbott Park Road, Abbott Park, IL, 60064-3500, Attn: President, Pharmaceutical Products Division (with a copy to the General Counsel at the same address), or, if to the Company, to RiboGene, Inc., 21375 Cabot Boulevard, Building B, Hayward, California 94545, Attn: President.

                (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing or telecopying thereof.

        10.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        10.8 Expenses. The Company and the Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company; provided, however, that none of the conditions set forth in Section 6 hereof may be waived with respect to a particular Purchaser unless it consents thereto.

        10.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                10.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled.

        IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first above written.

COMPANY:

RIBOGENE, INC.

By:    [SIGNATURE]
   -------------------------------
Title:  Chairman, President & CEO


PURCHASER:

ABBOTT LABORATORIES

By:   [SIGNATURE]
   -------------------------------
Title:  President and Chief
        Operating Officer